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                                                                        EX. 99.C

                               [LOGO] Tocqueville

    NUMBER                                                       SHARES

     VOID                     The Tocqueville Fund                VOID

                         A MASSACHUSETTS BUSINESS TRUST
  SEE REVERSE FOR                                          CUSIP 888894 10 2
CERTAIN DEFINITIONS




This certifies that                                     is the owner of



          SHARES OF BENEFICIAL INTEREST, PAR VALUE $0.01 PER SHARE, OF
                              THE TOCQUEVILLE FUND

established as a Trust under the laws of the Commonwealth of Massachusetts by a Declaration of Trust effective September 17, 1986. The interest represented hereby is transferable only on the books of the Trust by the holder hereof in person or by a duly authorized attorney upon surrender of this Certificate to the Transfer Agent properly endorsed.

This Certificate is not valid unless countersigned by the Transfer Agent.

IN WITNESS WHEREOF, the said Trust has caused this Certificate to be signed by its facsimile signatures of its duly authorized officers.



/s/ Joseph Cooper                               /s/ Robert Kleinschmidt

     SECRETARY                                           PRESIDENT



Dated:

COUNTERSIGNED:   FIRSTAR MUTUAL FUND SERVICES, LLC

BY                                  TRANSFER AGENT

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                              AUTHORIZED SIGNATURE